EXHIBIT 99.1

For Immediate Release

KIWIBOX.COM:

Flashy New Website Features Expands Kiwibox Appeal!

UPDATES OF OUR FOURTH QUARTER RESULTS!

NEW YORK – February 2, 2016 - Kiwibox.com ("Kiwibox"), [KIWB.OTCBB] is pleased to announce the activity and user developments made during the fourth quarter ended December 31, 2015.

FOURTH QUARTER OPERATIONAL HIGHLIGHTS OF KIWIBOX GROUP

•	Active Members – 4.71 Million as of December 31st, an increase of approximately 4.3 % over the 3rd quarter 2015
•	Unique Visitors – 7.5 Million for the 4th quarter 2015, an increase of approximately 33.8 % over the 3rd quarter 2015.
•	Page Impressions – 400.1 Million in 4th quarter 2015, a slight decrease of approximately 7% from the 3rd quarter 2015.
•	Guestbook Entries – 153.7 Million as of December 31st, 2015, an increase of approximately 1.5% over the 3rd quarter 2015.
•	Blog Entries – 112.7 Million as of December 31st, an increase of approximately 2.9% from the 3rd quarter 2015.

•         Mobile Users – approximately, 570,000 as of December 31st, an increase of approximately 11.8% from the 3rd quarter 2015.

Market Position – What’s New!

“Kiwibox continues to expand its brand in the mainstream social media community”, cited Andre Scholz, Kiwibox’s President and CEO, “with our continued membership offerings and communication features, more people are interacting with each other through our ‘ “state-of-the-art” ‘ and meeting community than ever before”, noted Mr. Scholz.

Kiwibox Technology Enhancements –

“During the fourth quarter”, Andre Scholz cited, “we released the Kiwibox 4.0 platform for both our web and mobile community members, adding surplus efficiency to our users’ experience.” “In addition”, continued our CEO, “the stylistic and new interactive tools on our website emphasizes our focus on the innovative interplay of our design and functionality.” “All of these new features to our website only reinforces our role in the worldwide social media community as sharp, smooth and easy to enjoy user interface”, concluded Andre.

New Kiwibox “Meet and Date” APP!

Introduced to supplement its membership exchange opportunities, Kiwibox will release its subscription dating APP in the next few months to enhance members’ exchange for meet-and-greet and personal exchange of members’ choices.

About Kiwibox.com: Company History

Kiwibox.com was initially founded in 1999 to give teenagers a voice on the Internet and was a leader in the teen oriented world for several years. In August 2007, the company was bought by Magnitude Information Systems, Inc., a publicly listed company. In the first quarter of 2011, Kiwibox.com acquired Pixunity.de a photo blogging community. Kiwibox common shares are listed on the over-the-counter, Bulletin Board market under the symbol KIWB.OB.

 This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors, which include but are not limited to, statements regarding the company's potential acquisitions, its ability to obtain financing for these acquisitions, its ability to integrate any acquisition into its business and operations and manage such processes, its ability to expand its membership, users and internet brand and its projected financial results. The company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the after effects of the global economic downturn, changes in political, business and economic conditions, including any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company's ability to deal with the increasingly competitive ecommerce environment, including competition for its targeted internet audiences, potential advertisers and, in general, from other social networks; the company's need and ability to manage other regulatory, tax and litigation risks as its services become offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its market approach and offerings; the company's ability to upgrade and develop its systems, infrastructure and user-member service capabilities at reasonable cost; and the company's ability to maintain site stability and performance on its site while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

For more information please contact:

Andre Scholz, CEO
Phone: 1-347-836-4727
E-mail: ascholz@kiwiboxinc.com